HemaCare Corporation

                                EXHIBIT 11

                    Basic and Diluted Net Loss per Share

                                               Three Months Ended          Six Months Ended
                                                     June 30,                  June 30,
                                           ---------------------------  ----------------------
                                              2003           2002          2003       2002
                                           -----------    ------------  ----------  ----------
             BASIC AND DILUTED
             -----------------
Weighted average common shares used
  to compute basic and diluted earnings
  per share...........................      7,751,060      7,611,000     7,751,060    7,601,000
                                           ===========    ===========   ===========  ===========

                   Net loss...........     $ (272,000)    $  (19,000)   $ (264,000)  $ (157,000)
                                           ===========    ===========   ===========  ===========

Basic and diluted net loss per share..     $    (0.04)    $    (0.00)   $    (0.03)  $    (0.02)
                                           ===========    ===========   ===========  ===========
